Exhibit 99.1

AVROBIO Provides Regulatory Update on Investigational AVR-RD-01

for Fabry Disease

Anticipates initiating registration trial with kidney biopsy endpoint in mid-2022 to support potential full approval of AVR-RD-01 as first-line therapy, subject to FDA discussion and agreement

Two additional patients dosed in last two months in ongoing FAB-GT Phase 2 trial; plan to enroll a total of up to 14 participants

To support use of AVR-RD-01 in a broad Fabry disease population, company expects to include female patients, eliminate antibody status exclusions and collect additional cardiovascular and CNS data in FAB-GT trial

CAMBRIDGE, Mass., May 3, 2021 — AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company with a mission to free people from a lifetime of genetic disease, today provided an update on its regulatory plans for AVR-RD-01, the first investigational lentiviral gene therapy for Fabry disease. This update follows a recent U.S. regulatory development for Fabry disease therapies, as well as AVROBIO’s receipt of minutes from the company’s Type B (End-of-Phase 1) meeting with the U.S. Food and Drug Administration (FDA) on March 31, 2021.

On March 11, 2021, approximately three weeks before the company’s End-of-Phase 1 meeting, FDA granted full approval of Fabrazyme® (agalsidase beta)1 more than 18 years after the enzyme replacement therapy (ERT) received accelerated approval on the basis of a surrogate endpoint: reduction of GL-3 (also referred to as Gb3) inclusions in biopsied renal peritubular capillaries (PTCs). The conversion of Fabrazyme to full approval opens a new pathway for full approval of ERTs based on this surrogate endpoint, which AVROBIO believes could potentially apply to investigational AVR-RD-01. In addition, the conversion of Fabrazyme to full approval limits the accelerated approval pathways available for new therapies to treat Fabry disease. As a result, AVROBIO can no longer pursue an accelerated approval pathway for AVR-RD-01 with the FAB-GT trial as currently designed, and instead intends to discuss with FDA a registration trial with a primary efficacy endpoint of clearance of GL-3/Gb3 inclusions in biopsied renal PTCs as the basis for full approval.

“We believe we have a potential new path to pursue full approval for investigational AVR-RD-01 as a first-line therapy for Fabry disease by conducting a single, head-to-head registration trial versus Fabrazyme using a kidney biopsy surrogate endpoint similar to our FAB-GT Phase 2 trial, where we have seen 100% and 87% substrate reductions at one year post-gene therapy in the two patients with evaluable kidney biopsies,” said Geoff MacKay, CEO and president of AVROBIO. “We plan to design a registration trial with a scope, size and duration comparable to other gene therapy trials.”

[1]	Fabrazyme® (agalsidase beta) is a registered trademark owned by Sanofi Genzyme

In its FDA briefing book, which was submitted to FDA prior to Fabrazyme’s full approval, the company sought an accelerated approval pathway by expanding the FAB-GT Phase 2 clinical trial and conducting an additional confirmatory trial. The revised regulatory plan anticipates retaining the two-study approach with a similar overall requirement in terms of scope, size and duration.

The company plans to engage FDA to discuss and agree upon its revised approach, with the goal of initiating the registration trial in mid-2022. Although FDA guidance provides that a surrogate endpoint in a particular clinical development program should not be assumed to be appropriate for use in a different program, AVROBIO believes this recent development could potentially apply to investigational AVR-RD-01, a gene therapy designed to facilitate the production of functional enzyme by the patient’s own stem cells after a one-time treatment with the therapeutic gene.

AVROBIO also remains on track to request a CMC-oriented Type C meeting in the second half of 2021. Additionally, in parallel the company intends to seek scientific advice from the European Medicines Agency on the planned registration trial.

Two additional patients dosed in two months, with plans to amend the FAB-GT trial protocol

The ongoing FAB-GT trial continues to progress, now with six patients dosed, including two in the past two months, and additional participants are enrolled in the trial.

To help support the use of AVR-RD-01 in a broad Fabry disease population, AVROBIO expects to amend the FAB-GT trial protocol in the second quarter of 2021 by enrolling female participants, eliminating antibody-status exclusions and adding the collection of data on additional parameters that are recognized to be limitations of ERT, such as endpoints to assess the gene therapy’s potential ability to address cardiovascular and central nervous system manifestations. The company plans to enroll a total of up to 14 participants in the FAB-GT trial.

“We look forward to working with FDA and other regulators to design a single registration trial to support full approval that we hope will advance AVR-RD-01 as quickly as possible. We remain fiercely committed to our purpose: to free people living with Fabry disease from a lifetime of painful symptoms, chronic treatment and the unremitting fear of disease progression,” added MacKay.

About AVR-RD-01

AVR-RD-01 is an investigational ex vivo lentiviral gene therapy designed to provide a durable therapeutic benefit for people living with Fabry disease. The therapy starts with the patient’s own hematopoietic stem cells, which are genetically modified to express functional alpha-galactosidase A (AGA). Functional AGA reduces levels of globotriaosylceramide (Gb3 or GL-3), a toxic substrate, which together with its metabolite globotriaosylsphingosine (lyso-Gb3 or lyso-GL1), are associated with the signs and symptoms of Fabry disease. AVR-RD-01 has received orphan drug designations from FDA and the European Commission. AVROBIO is currently evaluating AVR-RD-01 in FAB-GT (NCT03454893), a Phase 2 clinical trial.

About Fabry Disease

Fabry disease is a rare, inherited lysosomal disorder characterized by the accumulation of globotriaosylceramide (Gb3 or GL-3) in the body’s cells. The build-up of Gb3 is due to variations in the GLA gene, which is responsible for the production of alpha-galactosidase A, the enzyme that breaks down Gb3. When Gb3 accumulates in cells and tissues, damage may occur and result in the progressive signs and symptoms of Fabry disease, including chronic pain, gastrointestinal issues such as nausea, vomiting and diarrhea, hearing loss, heart disease, progressive kidney disease and an increased risk of stroke. Even on ERT – the current standard of care – people with Fabry disease typically have a shortened life expectancy and may experience debilitating symptoms that significantly reduce their quality of life. An estimated one in 40,000 to 60,000 males are diagnosed with Fabry disease. Fabry disease also affects females, although the prevalence is unknown.

About AVROBIO

Our vision is to bring personalized gene therapy to the world. We aim to prevent, halt or reverse disease throughout the body with a single dose of gene therapy designed to drive durable expression of therapeutic protein, even in hard-to-reach tissues and organs including brain, muscle and bone. Our ex vivo lentiviral gene therapy pipeline includes clinical programs in Fabry disease, Gaucher disease type 1 and cystinosis, as well as preclinical programs in Hunter syndrome, Gaucher disease type 3 and Pompe disease. AVROBIO is powered by our industry leading plato® gene therapy platform, our foundation designed to deliver gene therapy worldwide. We are headquartered in Cambridge, Mass., with an office in Toronto, Ontario. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our current and prospective product candidates, our plans and expectations with respect to the development of AVR-RD-01, including timing and design of our potential registration trial, the intended use of such trial as our registration trial for this product candidate, anticipated interactions with regulatory agencies and the planned use of surrogate endpoints in future development of AVR-RD-01, results of preclinical studies, the design, commencement, enrollment and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, the timing of patient recruitment and enrollment activities, and product approvals, anticipated benefits of our gene therapy platform including potential impact on our commercialization activities, timing and likelihood of success, and the expected benefits and results of our implementation of the plato® platform in our clinical trials and gene therapy programs, including the use of a personalized and ultra-precision busulfan conditioning regimen. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that regulatory agencies may disagree with our anticipated development approach for our product candidates such as AVR-RD-01, including that we may not be able to utilize our planned registration trial of AVR-RD-01 for full approval but instead be required to conduct additional testing, that we may be required to conduct our planned testing in a more time-consuming, expensive, challenging or otherwise different manner than we envision or have conducted for our existing trials, particularly in light of the FDA’s preference for clinical trials to be double-blinded and potentially include sham controls, the risk that we may not be able to utilize our envisioned surrogate endpoint to support full approval of AVR-RD-01 but instead be required to measure a different endpoint such as a clinical outcome, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Annual or Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke, an ICR Company

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Stephanie Simon

Ten Bridge Communications

617-581-9333

stephanie@tenbridgecommunications.com